UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of first event reported): June 24, 2016

Accretive Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34746	02-0698101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 North Michigan Avenue, Suite 2700

Chicago, Illinois 60611

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 24, 2016, Accretive Health, Inc. (the “Company”), in order to align the size and composition of its workforce to its current client base, better position itself for already committed future growth, and enable the Company to more efficiently serve contracted demand, committed to a plan to reduce its workforce in certain operational, corporate, administrative and management functions (the “Plan”). The Plan will affect 41 employees. The majority of the reductions will occur in June 2016, and the Company expects the Plan to be completed by the end of the third quarter of 2016.

Pursuant to the Plan, and subject to the execution of separation and general release agreements, the Company will enter into severance arrangements with each terminated employee based on the terms of the Company’s severance plan, or as applicable, the terms of the employee’s offer letter. The Company expects the arrangements to consist of severance payments, medical and dental benefits and outplacement job training.

In connection with the Plan, during 2016, the Company expects to record approximately $4.1 million to $4.3 million in severance, stock compensation an d employee benefits related expenses. The Company expects cash expenditures of $2.4 million to $2.6 million related to the Plan and believes most of the cash will be expended in 2016.

The Company expects annualized cost savings of approximately $16 million from a combination of savings driven by the Plan and other cost reduction initiatives.

A copy of the press release announcing the Plan is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Safe Harbor Statement

This Form 8-K contains forward-looking statements,, including statements regarding the Company’s entry into separation and general release agreements, the Company’s anticipated future charges and expenditures relating to the Plan and the Company’s already committed future growth, cost savings and operational results. All forward-looking statements contained in this Form 8-K involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2015. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this Form 8-K are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in its periodic reports that it files with or furnishes to the SEC.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	99.1	Press Release of Accretive Health, Inc., dated June 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ACCRETIVE HEALTH, INC.

Date: June 29, 2016	By:	/s/ Christopher Ricaurte
Christopher Ricaurte
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Accretive Health, Inc., dated June 29, 2016